UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2010 (May 14, 2010)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 14, 2010. The following three directors were reelected to the 9-member board: Heather Hunt, an attorney, Executive Director of the New England States’ Committee on Electricity and a former commissioner on public utility commissions in two states; Arthur C. Reeds, a retired Chief Investment Officer at Cigna Corporation and a former CEO and Director of the Conning Corporation; and Eric W. Thornburg, President and CEO of the Company. Each of these directors will serve a term of office of three years. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted	For	Withheld	Broker Non-Votes
Election of Directors
Heather Hunt	7,953,829	5,007,294	8,066,733
Arthur C. Reeds	12,376,441	584,682	8,066,773
Eric W. Thornburg	12,438,028	523,095	8,066,773

	For	Against	Abstain
Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accountants for the year ending December 31, 2010	20,486,204	442,911	98,781

Item 8.01                      Other Events

2010 Annual Meeting of Shareholders

On May 14, 2010, the Company held its 2010 Annual Meeting of Shareholders at the Mystic Marriott, Groton Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of three directors and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent auditors for 2010.

The President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the “Annual Report & Annual Meeting” page of the Investor Information section. The presentation is also filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Declaration of Dividends

At its Organizational Meeting, the Board of Directors (the “Board”) declared a quarterly cash dividend of $0.2275 per common share payable on June 15, 2010 for shareholders of record as of June 1, 2010. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (not publicly traded) payable on July 15, 2010 for shareholders of record as of July 1, 2010, and a quarterly cash dividend of $0.225 on Preferred 90 (OTCBB: CTWSP) shares payable on August 2, 2010 for shareholders of record as of July 19, 2010.

Award of Restricted Shares to Non-Employee Directors

The Board approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2004 Performance Stock Program (the “Program”). These awards are consistent with a similar set of awards made on May 8, 2007, May 15, 2008, and May 13, 2009 pursuant to the Board’s director compensation policies established by the Board in 2007.

In 2010, the number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $10,000 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 13, 2010, the day prior to date of grant, and rounded up to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 14, 2011, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors was filed as Exhibit 10.1 to the Company’s Form 8-K dated May 10, 2007.

News Release

On May 17, 2010, the Company issued a press release describing the voting results of shareholders at the annual meeting, the election of directors, the ratification by shareholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2010 and the declaration of dividends by the Board. A copy of the Company’s press release dated May 17, 2010 is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits:

The following are filed herewith as exhibits

(c)	Exhibits

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2004 Performance Stock Program (Exhibit 10.1 to Form 8-K filed on May 10, 2007).

99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 14, 2010.
99.2	Company press release dated May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: May 18, 2010	By: David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer